13 January 2017

This announcement contains inside information

Akers Biosciences, Inc.

Issue of Equity

Akers Biosciences, Inc. (NASDAQ: AKER) (AIM: AKR.L), (“Akers Bio” or the “Company”), a developer of rapid health information technologies, announces that, further to the public offering announced on January 10, 2017 (the “Offering”), Joseph Gunnar & Co., LLC, the sole book-running manager for the Offering, has elected to exercise its over-allotment option, pursuant to its underwriting agreement with the Company, to purchase an additional 122,500 common shares from the Company at $1.20 per share with the issuance of a further 61,250 warrants with an exercise price of $1.50 (the “Warrants”). As a result, the gross proceeds from the Offering, excluding any proceeds on the exercise of the Warrants, are now expected to increase to $2,147,400, before deducting the underwriting discount and estimated offering expenses.

The Company has applied for the admission of the additional 122,500 common shares to AIM and this is expected to take place on January 13, 2017 (“Admission”). Following Admission, the Company’s issued share capital will consist of 7,242,045 common shares with no common shares held in treasury. Therefore, the above figure of 7,242,045 may be used by shareholders as the denominator for the calculations by which they will determine if they are required to notify their interest in, or a change to their interest in, the Company under the FCA’s Disclosure and Transparency Rules.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Copies of the prospectus supplement and accompanying base prospectus relating to the Offering may be obtained from Joseph Gunnar & Co, LLC, Prospectus Department, 30 Broad Street, 11th Floor, New York, NY 10004, telephone: 212-440-9600, email: prospectus@jgunnar.com.

About Akers Biosciences, Inc.

Akers Bio develops, manufactures, and supplies rapid screening and testing products designed to deliver quicker and more cost-effective healthcare information to healthcare providers and consumers. The Company has advanced the science of diagnostics while responding to major shifts in healthcare through the development of several proprietary platform technologies. The Company’s state-of-the-art rapid diagnostic assays can be performed virtually anywhere in minutes when time is of the essence. The Company has aligned with major healthcare companies and high volume medical product distributors to maximize product offerings, and to be a major worldwide competitor in diagnostics.

Additional information on the Company and its products can be found at www.akersbio.com. Follow us on Twitter @AkersBio.

The information communicated in this announcement is inside information for the purposes of Article 7 of Regulation 596/2014.

Cautionary Statement Regarding Forward Looking Statements

Statements contained herein that are not based upon current or historical fact are forward-looking in nature and constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements reflect the Company’s expectations about its future operating results, performance and opportunities that involve substantial risks and uncertainties. These statements include but are not limited to statements regarding the intended terms of the offering, closing of the offering and use of any proceeds from the offering. When used herein, the words “anticipate,” “believe,” “estimate,” “upcoming,” “plan,” “target”, “intend” and “expect” and similar expressions, as they relate to Akers Biosciences, Inc., its subsidiaries, or its management, are intended to identify such forward-looking statements. These forward-looking statements are based on information currently available to the Company and are subject to a number of risks, uncertainties, and other factors that could cause the Company’s actual results, performance, prospects, and opportunities to differ materially from those expressed in, or implied by, these forward-looking statements.

For more information:

Akers Biosciences, Inc.

John J. Gormally, Chief Executive Officer

Raymond F. Akers, Jr. PhD, Co-founder and Chief Scientific Director

Tel. +1 856 848 8698

Taglich Brothers, Inc. (Investor Relations)

Chris Schreiber

Tel. +1 917 445 6207

Email: cs@taglichbrothers.com

finnCap (UK Nominated Adviser and Broker)

Adrian Hargrave / Scott Mathieson (Corporate Finance)

Steve Norcross (Broking)

Tel. +44 (0)20 7220 0500

Vigo Communications (Global Public Relations)

Ben Simons / Fiona Henson

Tel. +44 (0)20 7830 9700

Email: akers@vigocomms.com